                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            TRANS-INDUSTRIES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                            TRANS-INDUSTRIES, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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



                             TRANS-INDUSTRIES, INC.



                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ____________________


To the Stockholders of
TRANS-INDUSTRIES, INC.

         Notice is hereby given that the Annual Meeting of Stockholders of Trans-Industries, Inc. will be held at the Northfield Hilton, 5500 Crooks Rd., Troy, Michigan, on May 14, 1997 at 11:00 a.m., for the following purposes:

         1. To elect four directors;

         2. To ratify the appointment of Grant Thornton LLP as independent auditor for the Company for the fiscal year ending December 31, 1997; and

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 17, 1997 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                        By Order of the Board of Directors,



                                        Robert J. Ruben
                                        Secretary



Dated:  Rochester Hills, Michigan
        April 7, 1997





 STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING ARE URGED TO SIGN
   AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE
                              ENCLOSED ENVELOPE.

                             TRANS-INDUSTRIES, INC.
                                2637 ADAMS ROAD
                        ROCHESTER HILLS, MICHIGAN  48309
                                 APRIL 7, 1997

                                PROXY STATEMENT
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 1997

         This Proxy Statement is furnished in connection with the solicitation on behalf of the management of Trans-Industries, Inc. (the "Company"), a Delaware corporation, of proxies for the Annual Meeting of its Stockholders to be held on May 14, 1997 for the purpose of considering and acting upon the matters specified in the notice of Annual Meeting of its Stockholders accompanying this Proxy Statement.
         This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 7, 1997.

                               PROXY SOLICITATION
         All proxies in the enclosed form which are properly executed and returned to the Company will be voted at the Annual Meeting, and any adjournments thereof, in accordance with any directions thereon, or, if no directions are made, will be voted FOR approval of proposals 1 and 2 set forth in the Notice of Annual Meeting. Stockholders who execute proxies may revoke them at any time before they are voted. The enclosed proxy is revocable by a stockholder at any time prior to the exercise thereof by submitting written notice of revocation or subsequently executed proxy to the Secretary of the Company. Signing and mailing the proxy will not affect a stockholder's right to give a later proxy. If a stockholder executing a proxy attends the meeting and votes in person, the proxy will not be used. As of the close of business on March 17, 1997, the record date, the Company had outstanding 3,072,000 shares of Common Stock. Each such share is entitled to one vote with respect to each matter to be voted on at the meeting.
         The only persons known by the Company to own of record or beneficially more than 5% of the outstanding shares of the Company's Common Stock are those listed under the heading "Principal Stockholders" below.

                             PRINCIPAL STOCKHOLDERS
         Set forth below is information respecting persons who, to the knowledge of the Company, owned beneficially more than 5% of the Company's outstanding shares of Common Stock as of February 28, 1997, as well as the amount and percentage of the Company's outstanding shares owned beneficially by all directors and officers of the Company as a group.

         Name and Address                                    Shares of Common Stock                Percentage of Common Stock
         of Beneficial Owner                                   Beneficially Owned                  Owned as of February 28, 1997
         -------------------                                 ------------------------             -----------------------------
Dale S. Coenen
   8 Sound Shore Dr.
   Greenwich, CT  06836 ..................................            590,277                                   19.2%

Duncan Miller
   8 Sound Shore Dr.
   Greenwich, CT  06836 ..................................            495,938                                   16.1%

Trans-Industries, Inc. Profit Sharing Plan
   2637 Adams Road
   Rochester Hills, MI  48309 ............................            327,208                                   10.7%

Steven T. Newby
   6116 Executive Ave., Suite 701
   Rockville, MD  20852 ..................................            292,135                                    9.5%

Ronald C. Lamparter
   575 Robbins Dr.
   Troy, MI  48083 .......................................            230,200                                    7.5%

All directors and officers as a group  (10 persons).......          1,289,790                                   42.0%


                          I     ELECTION OF DIRECTORS

         At the meeting, four directors are to be elected to hold office until the next annual meeting and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote for the re-election as directors of the persons named in the table below. In case any such nominee should become unavailable for any reason, which the management has no reason to anticipate, the proxy holders reserve the right to substitute another person of their choice in his place. All nominees named in the table below are now directors of the Company and were elected by the stockholders at the annual meeting in 1996. The information concerning the nominees and their security holdings has been furnished by them to the Company.

                                                                                             Shares of
                                                                                            Common Stock
                                    Principal Occupation and                                Beneficially         Percent
                                      Name of Organization               Director            Owned as of            of
       Name and Age                   in Which Carried On                 Since           February 28,1997        Class
      -------------                   -------------------                 ------          ----------------        -----
Dale S. Coenen (68) .............  Chairman of the Board and                1967               590,277            19.2%
                                   President of the Company

Duncan Miller (72) ............... Private Investor                         1967               495,938            16.1%


Gerald J. Murphy (79) ............ Private Investor                         1971               111,156             3.6%

Matthew Wirgau (45) .............. President,                               1992                 1,825            -----
                                   The Lobb Company

         Each of the nominees has been engaged in the principal occupation set forth above for more than the past five years, with the exception of Mr. Wirgau. Prior to joining The Lobb Company, Mr. Wirgau was President of Johnson Johnson & Roy, Inc. from 1994 to 1996. Prior to that, Mr. Wirgau was Senior Vice President of The Farbman Group from 1991 to 1994. Mr. Miller is a director of the following public corporation: W.R. Berkley Corp.

         In addition to various informal conferences and meetings, the Board of Directors held four regular meetings during 1996. All directors attended all of such meetings. The directors received the following fees: Dale S. Coenen $25,000, Duncan Miller $25,000, Gerald Murphy $25,000, and Matthew Wirgau $25,000. The Company has an Executive Committee of the Board of Directors, which held four meetings during the 1996 fiscal year. The members of the Executive Committee are Dale S. Coenen and Duncan Miller.

         The Company has an Audit Committee of the Board of Directors, consisting entirely of directors, three of whom are not officers or employees of the Company. Its members are Dale S. Coenen, Duncan Miller, Gerald Murphy and Matthew Wirgau. The Audit Committee held four meetings during the 1996 fiscal year. It reviews the scope and results of the independent accountants' examination and related fees, company management letters, and internal audit activity of the Company and other pertinent auditing and internal control matters. The Company does not have nominating or compensation committees.

         The Board of Directors recommends the election of the nominees listed above. The affirmative vote of a majority of the shares of the Common Stock represented at the meeting is required for election.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 1996, 1995 and 1994 of those persons who were, at December 31, 1996, (i) the Chief Executive Officer and (ii) the next four most highly compensated executive officers of the Company and its subsidiaries (the "Named Officers").

                                                       SUMMARY COMPENSATION TABLE
                                                                                                                   Long Term
                                                                                                                 Compensation
                                                           Annual Compensation                                        Award
                                  ------------------------------------------------------------------------    --------------------

                                                                             Other Annual      All Other         Securities
   Name and Principal                         Salary        Bonus          Compensation      Compensation         Underlying
         Position                 Year       ($) (3)      ($) (1) (3)        ($) (3)          ($) (2) (3)     Options/SARs (#) (4)
-----------------------------     -----      -------     ------------      -------------      -------------   --------------------
Dale S. Coenen                     1996      $261,349        $154,600        $25,000             $ 6,281                 -0-
Chairman of the Board              1995       251,511         109,248         25,000               8,309                 -0-
   and President of                1994       241,813             -0-         25,000                 -0-                 -0-
   Trans-Industries,  Inc.

O.K. Dealey, Jr.                   1996       112,884          67,200            -0-               6,420              20,000
President of                       1995       106,889          63,500            -0-               7,524                 -0-
   Transmatic, Inc.                1994       101,968             -0-            -0-               1,530                 -0-

Jessie D. Swinea, Jr.              1996       121,564          12,000            -0-               5,690              20,000
President of                       1995       117,543             -0-            -0-               7,111                 -0-
   Vultron, Inc.                   1994       113,593             -0-            -0-                 600                 -0-

Delmer G. Fields                   1996        82,618          49,140            -0-               4,699               5,000
President of                       1995        82,618           9,009            -0-               5,027                 -0-
   Transign, Inc.                  1994        79,963          47,385            -0-                 450                 -0-

Kai Kosanke                        1996        78,894          46,800            -0-               4,353              20,000
Vice President of                  1995        75,118          32,670            -0-               5,211                 -0-
   Trans-Industries, Inc.          1994        72,025             -0-            -0-                 994                 -0-


(1) The bonuses reported in the table are indicated for the year earned, not necessarily the year paid.
(2) "All Other Compensation" consists of discretionary contributions to the Company's Defined Contribution Plan and Company matching contributions to the 401(k) Plan.
(3) The incremental cost to the Company and its subsidiaries of providing incidental personal benefits to executive officers of the Company did not, for the 1996 fiscal year, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any individual named in the Summary Compensation Table.
(4) These options (which are Incentive Stock Options) and Stock Appreciation Rights ("SARs") were granted pursuant to the Trans-Industries, Inc. 1996 Stock Option Plan ("Plan") approved by the stockholders at the Annual Meeting in 1996. Awards are determined by an Option Committee appointed by the Board of Directors. The option exercise price and the base for calculation of appreciation of each SAR is the market value of the Company's Common Stock on the date of grant. Under the Plan, 200,000 shares of Common Stock have been reserved for issuance upon the exercise of options which may be granted pursuant to the plan.

         The Company does not know of any transactions in which the amount involved exceeds $60,000 and in which any director, officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's voting securities, or any immediate family member of any such persons was involved.

         The following table provides information regarding stock options and SARs granted to the Named Officers during 1996. The ultimate value of these grants will be determined by the market value of the Company's stock in the future, which value will depend in part on the efforts of these executives in contributing to the Company's success.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         Individual Grants
---------------------------------------------------------------------------------------------------------------------
                                                                                              Potential Realizable
                             Number of                                                          Value at Assumed
                            Securities        Percent of                                         Annual Rates of
                            Underlying      Total Options/                                         Stock Price
                             Options/        SARs Granted                                       Appreciation for
                               SARs          to Employees      Exercise or                       Option Term (2)
                              Granted         in Fiscal        Base Price    Expiration          ---------------
     Name                     (#) (1)            Year           ($/Share)       Date        5% ($)            10% ($)
     ----                     -------            ----           ---------       ----        -------------------------
     O.K. Dealey, Jr.          20,000             14.7%           $6.875        5/22/06      $86,473          $219,140
     Jessie D. Swinea, Jr.     20,000             14.7             6.875        5/22/06       86,473           219,140
     Kai R. Kosanke            20,000             14.7             6.875        5/22/06       86,473           219,140
     Delmer G. Fields           5,000              3.7             6.875        5/22/06       21,618            54,785


(1) All options were granted pursuant to the Plan and have a term of 10 years, with 20% vesting in each of the first 5 years. No option may be exercised prior to the expiration of one year from May 22, 1996, the date of grant. All SARs were granted pursuant to the Plan. Holders of SARs will not, upon exercise, be issued shares of stock, but will receive in cash or other property, in the sole discretion of the Option Committee, the difference between the base price and the market price of the Company's stock on the date of exercise. Since the SARs were issued in tandem with stock options, upon exercise of an SAR the holder must surrender an equivalent number of stock options. The SARs granted in 1996 are of a 4 year duration, with 33 1/3% vesting in each of the first 3 years. The number of SARs granted each individual equates to 60 percent of the options awarded such individual. No SAR may be exercised prior to the expiration of one year from May 22, 1996, the date of grant.
(2) The potential realizable value of each grant of options or tandem SARs is calculated on the assumption that the market price of the underlying security appreciates in value from the date of grant to the end of the option or SAR term at annual rates of 5 percent and 10 percent compounded annually. The actual value, if any, the executives may realize will depend upon the excess of the stock price over the exercise price on the date of exercise. Consequently, there can be no assurance that the value realized by the executive will be at or near the amount shown in the table.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company does not have a compensation committee. Recommendations as to compensation are made by the Executive Committee of the Board of Directors consisting of Mr. Dale Coenen and Mr. Duncan Miller. Decisions as to compensation are made by the whole Board, except that Mr. Coenen does not participate in any recommendations or decisions concerning his own compensation. No member of the Board, other than Mr. Coenen, is an officer or employee of the Company or any of its subsidiaries.





            FACTORS CONSIDERED IN DETERMINING EXECUTIVE COMPENSATION

         Compensation levels of all salary positions are reviewed periodically by outside consultants and compared with positions of similar scope and responsibility with those among a peer group of companies. In determining compensation payable to the CEO, the Board (exclusive of Mr. Coenen), took into account such compensation levels and the operating position of the Company. With respect to the other "Named Officers", the Board considered the performance of the respective subsidiary in which the executive served (including sales, earnings, and return on assets), levels of compensation paid to comparable executives, responsibilities involved, and the need for adequate incentives to improve future performance.



                              PROFIT SHARING PLAN

         A Defined Contribution Plan was adopted by the Company in 1977, and is nondiscriminatory, portable, cliff-type vesting, and completely Company financed for all full time employees of Trans-Industries, Inc. and its subsidiaries with one year or more of service. Contributions are established annually by action of the Board of Directors based on profits, cash flow, and other pertinent factors. For 1996, there was a $200,000 contribution made to the Plan. Distribution of accounts is made upon termination of employment.
Due to the variable circumstances surrounding the Company's decision to contribute to the Plan in any given year, the Company has determined that it is not feasible to project estimated annual benefits payable upon retirement at normal retirement age for each of the "Named Officers."

         Incorporated into the Defined Contribution Plan is a 401(k) feature, whereby the Company matches the employee's deferrals at a rate of 25 percent. The Company's contributions to the 401(k) plan amounted to $30,000 for 1996.

                   SHAREOWNER RETURN PERFORMANCE PRESENTATION

         The graph below compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of a broad index of the NASDAQ Market and an index of non-financial stocks for the period December 31, 1991 through December 31, 1996.




                       FIVE YEAR CUMULATIVE TOTAL RETURN
          TRANS-INDUSTRIES,  INC., NASDAQ MARKET INDEX (US COMPANIES)
                     AND NASDAQ NON-FINANCIAL STOCKS INDEX



                                   [GRAPH]



Ending 12/31               1991    1992     1993     1994     1995     1996
NASDAQ Index               100      116      134     131      185      227
Non-Financial Index        100      109      126     121      169      206
Trans-Industries, Inc.     100      93       67       67      160      253


                  ASSUMES $100 INVESTED ON DECEMBER 31, 1991.
                TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                     II     INDEPENDENT PUBLIC ACCOUNTANTS

         Grant Thornton LLP, Southfield, Michigan has acted as the Company's independent certified public accountants since 1994. As stated in the notice of the meeting, it will be proposed that the stockholders ratify the appointment of Grant Thornton LLP as auditor for the Company for the fiscal year ending December 31, 1997. A representative of Grant Thornton LLP is expected to be present at the meeting and will have an opportunity to make a statement if he so desires. He will also be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

         Any proposals by stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Company at its office at 2637 Adams Rd., Rochester Hills, Michigan 48309 no later than December 23, 1997.


                                    GENERAL

         The management does not know of any matters other than the foregoing which will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.
         The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services.
         The Company will provide any stockholder of record at the close of business on March 17, 1997, without charge, upon written request to its Secretary at 2637 Adams Rd., Rochester Hills, Michigan 48309, a copy of the Company's Annual Report and Form 10-K for the fiscal year ended December 31, 1996.
         In order to assure a quorum, whether or not you plan to attend the meeting, you are urged to forward your proxy without delay. If you do attend the meeting and vote, your proxy will not be used. A prompt response will aid management in preparing for the Annual Meeting and, accordingly, will be greatly appreciated.

                                        By Order of the Board of Directors,



                                        Robert J. Ruben
                                        Secretary


April 7, 1997

                             TRANS-INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 14, 1997
                      SOLICITED BY THE BOARD OF DIRECTORS

       The undersigned hereby appoints each of Dale S. Coenen and Kai Kosanke as Proxies, each with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of TRANS-INDUSTRIES, INC., held of record by the undersigned on March 17, 1997, at the Annual Meeting of Stockholders to be held at the Northfield Hilton, 5500 Crooks Rd., Troy, Michigan on May 14, 1997, or any adjournment thereof. The Board of Directors recommends a vote FOR proposals 1 and 2:
1.  Election of four directors to hold office for a term of one year.
[ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)   to vote for all nominees listed below
    Dale S. Coenen, Duncan Miller, Gerald J. Murphy, and Matthew M. Wirgau. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
2. Proposal to ratify selection of Grant Thornton LLP as independent auditor for the Company.
             [ ]  FOR            [ ] AGAINST        [ ] ABSTAIN

                   (continued and to be signed on reverse)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


                                                            Date           ,1997
-----------------------------  -----------------------------     ----------
Signature of Stockholder       Signature of Stockholder


Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.